UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                                         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PB Bankshares, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 23, 2025

Dear Fellow Stockholder:

We cordially invite you to attend the 2025 Annual Meeting of Stockholders of PB Bankshares, Inc. The Annual Meeting will be held at PB Bankshares, Inc.’s Administrative Office, located at 1570 Fruitville Pike, Suite 201, Lancaster, Pennsylvania on May 28, 2025, at 10:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. Also enclosed for your review is our Annual Report for the year ended December 31, 2024, which contains information concerning our activities and operating performance. Our directors and officers will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting consists of the election of directors and the ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent registered public accounting firm for the year ending December 31, 2025. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of PB Bankshares, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend personally. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your shares will be represented at the Annual Meeting. Alternatively, you may vote through the Internet or by mobile device. Information and applicable deadlines for voting through the Internet or by mobile device are set forth in the enclosed proxy card instructions. You may revoke your proxy at any time prior to its exercise, and you may attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted via the Internet or by mobile device. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote personally at the Annual Meeting.

Sincerely,

Janak M. Amin
President and Chief Executive Officer

PB Bankshares, Inc.

185 E. Lincoln Highway

Coatesville, Pennsylvania 19320

(610) 384-8282

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 28, 2025

Notice is hereby given that the 2025 Annual Meeting of Stockholders of PB Bankshares, Inc. will be held at PB Bankshares, Inc.’s Administrative Office, located at 1570 Fruitville Pike, Suite 201, Lancaster, Pennsylvania on May 28, 2025 at 10:00 a.m., local time.

A Proxy Card and Proxy Statement for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of four directors;
2.	the ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent registered public accounting firm for the year ending December 31, 2025; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 8, 2025 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE THROUGH THE INTERNET OR BY MOBILE DEVICE AS DIRECTED ON YOUR PROXY CARD. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF PB BANKSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED TO TAKE ADDITIONAL STEPS TO PARTICIPATE IN THE ANNUAL MEETING AS DESCRIBED IN THE PROXY STATEMENT. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.

By Order of the Board of Directors

Mackenzie Jackson
Corporate Secretary

Coatesville, Pennsylvania

April 23, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND PB BANKSHARES, INC.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2024 ARE EACH AVAILABLE ON THE INTERNET AT:  https://www.cstproxy.com/pbbankshares/2025.

PROXY STATEMENT

PB Bankshares, Inc.

185 E. Lincoln Highway

Coatesville, Pennsylvania 19320

(610) 384-8282

ANNUAL MEETING OF STOCKHOLDERS

May 28, 2025

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of PB Bankshares, Inc. (“PB Bankshares”) to be used at the Annual Meeting of Stockholders, which will be held at PB Bankshares, Inc.’s Administrative Office, located at 1570 Fruitville Pike, Suite 201, Lancaster, Pennsylvania on May 28, 2025, at 10:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 23, 2025.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of PB Bankshares will be voted in accordance with the directions given thereon. Please vote through the Internet, by mobile device or sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein and “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the year ending December 31, 2025.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of PB Bankshares at the address shown above, by filing a duly executed proxy bearing a later date or by attending and voting at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder votes at the Annual Meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Mackenzie Jackson, Corporate Secretary, at (610) 624-3616.

If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of PB Bankshares’ shares of common stock, par value $0.01 per share, as of the close of business on April 8, 2025 are entitled to one vote for each share then held. As of April 8, 2025, there were 2,552,315 outstanding shares of common stock. Our Articles of Incorporation generally provide that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of April 8, 2025, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 185 E. Lincoln Highway, Coatesville, Pennsylvania 19320.

	Shares of
	Common Stock		Percent of
	Beneficially		Shares of
	Owned as of the		Common Stock
	Record Date (1)		Outstanding (2)
Persons Owning Greater than 5%
Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Directed Trustee for the Presence Bank Employee Stock Ownership Plan 1013 Centre Road, Suite 300, Wilmington, Delaware 19805	221,514	(3)	8.3%

Directors
Janak M. Amin	121,925	(4)	4.6%
Spencer J. Andress	21,000	(5)	*
Joseph W. Carroll	58,529	(6)	2.2%
Larry J. Constable	16,000	(7)	*
Bony R. Dawood	—		*
Thomas R. Greenfield	16,000	(8)	*
John V. Pinno, III	8,000	(9)	*
Jane B. Tompkins	9,000	(10)	*
M. Joye Wentz	7,000	(11)	*
R. Cheston Woolard	20,000	(12)	*

Executive Officers who are not Directors
Lindsay S. Bixler	19,297	(13)	*
Douglas L. Byers	39,137	(14)	1.5%
William H. Sayre	17,058	(15)	*
Larry W. Witt	22,977	(16)	*

All directors and executive officers as a group (14 persons)	375,923		14.1%
*	Less than 1%.
(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of PB Bankshares common stock if he or she has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from April 8, 2025. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of PB Bankshares common stock.
(2)	Based on a total of 2,552,315 shares of common stock outstanding as of April 8, 2025.
(3)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2024.

(4)	Includes 55,404 shares of common stock held in an IRA for the benefit of Mr. Amin, 3,225 shares of common stock held by Mr. Amin and his spouse, 1,275 shares of common stock held in a Roth IRA for the benefit of Mr. Amin, 1,135 shares of common stock held in a Roth IRA for the benefit of Mr. Amin and his spouse, 5,246 shares allocated to Mr. Amin as a participant in the ESOP, 16,663 unvested shares of restricted stock granted to Mr. Amin and 27,768 shares that can be acquired by Mr. Amin pursuant to stock options within 60 days of April 8, 2025.
(5)	Includes 10,000 shares of common stock held by a company controlled by Mr. Andress, 1,800 unvested shares of restricted stock granted to Mr. Andress and 3,000 shares that can be acquired by Mr. Andress pursuant to stock options within 60 days of April 8, 2025.
(6)	Includes 10,000 shares of common stock held by Mr. Carroll’s spouse, 6,427 shares of common stock held by Mr. Carroll and his spouse, 1,000 shares of common stock held in an IRA for the benefit of Mr. Carroll, 1,000 shares of common stock held in an IRA for the benefit of Mr. Carroll’s spouse, 2,731 unvested shares of restricted stock granted to Mr. Carroll and 4,550 shares that can be acquired by Mr. Carroll pursuant to stock options within 60 days of April 8, 2025.
(7)	Includes 10,000 shares of common stock held by a company controlled by Mr. Constable, 1,800 unvested shares of restricted stock granted to Mr. Constable and 3,000 shares that can be acquired by Mr. Constable pursuant to stock options within 60 days of April 8, 2025.
(8)	Includes 1,800 unvested shares of restricted stock granted to Mr. Greenfield and 3,000 shares that can be acquired by Mr. Greenfield pursuant to stock options within 60 days of April 8, 2025.
(9)	Includes 1,800 unvested shares of restricted stock granted to Mr. Pinno and 3,000 shares that can be acquired by Mr. Pinno pursuant to stock options within 60 days of April 8, 2025.
(10)	Includes 1,800 unvested shares of restricted stock granted to Ms. Tompkins and 3,000 shares that can be acquired by Ms. Tompkins pursuant to stock options within 60 days of April 8, 2025.
(11)	Includes 1,800 unvested shares of restricted stock granted to Ms. Wentz and 3,000 shares that can be acquired by Ms. Wentz pursuant to stock options within 60 days of April 8, 2025.
(12)	Includes 2,000 shares of common stock held by a company controlled by Mr. Woolard, 1,800 unvested shares of restricted stock granted to Mr. Woolard and 3,000 shares that can be acquired by Mr. Woolard pursuant to stock options within 60 days of April 8, 2025.
(13)	Includes 2,677 shares of common stock held in an IRA for the benefit of Ms. Bixler, 2,226 shares allocated to Ms. Bixler as a participant in the ESOP, 3,933 unvested shares of restricted stock granted to Ms. Bixler and 7,840 shares that can be acquired by Ms. Bixler pursuant to stock options within 60 days of April 8, 2025.
(14)	Includes 8,100 shares of common stock held in an IRA for the benefit of Mr. Byers, 1,482 shares of common stock held by Mr. Byers and his spouse 3,446 shares allocated to Mr. Byers as a participant in the ESOP, 7,866 unvested shares of restricted stock granted to Mr. Byers and 11,698 shares that can be acquired by Mr. Byers pursuant to stock options within 60 days of April 8, 2025.
(15)	Includes 1,842 shares allocated to Mr. Sayre as a participant in the ESOP, 3,780 unvested shares of restricted stock granted to Mr. Sayre and 7,750 shares that can be acquired by Mr. Sayre pursuant to stock options within 60 days of April 8, 2025.
(16)	Includes 652 shares of common stock held in an IRA, 264 shares of common stock held in a Rollover IRA, 91 shares of common stock held in a Roth IRA for the benefit of Mr. Witt, 2,904 shares allocated to Mr. Witt as a participant in the ESOP, 5,599 unvested shares of restricted stock granted to Mr. Witt and 8,010 shares that can be acquired by Mr. Witt pursuant to stock options within 60 days of April 8, 2025.

Quorum

The presence at the Annual Meeting or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Votes Required

As to the election of directors, a stockholder may: (i) vote FOR ALL nominees proposed by the Board; (ii) vote to WITHHOLD for ALL nominees; or (iii) vote to WITHHOLD for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the Annual Meeting.

As to the ratification of the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the year ending December 31, 2025, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The ratification of this matter shall be determined by a majority of the votes represented at the Annual Meeting and entitled to vote on the matter, without regard to proxies marked ABSTAIN or broker non-votes.

Effect of Not Casting Your Vote

If you hold your shares in “street name,” you are considered the beneficial owner of your shares and your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. Current regulations restrict the ability of your bank, broker or other holder of record to vote your shares in the election of directors and certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record on how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as “broker non-votes.”  Your bank, broker or other holder of record, however, does continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of the independent registered public accounting firm. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Participants in the Presence Bank Employee Stock Ownership Plan

If you participate in the Presence Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a Vote Authorization Form for the ESOP that reflects all of the shares you may direct the trustee to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. The deadline for returning your ESOP Vote Authorization Form is Wednesday, May 21, 2025 at 5:00 p.m. local time.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of ten members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors have been elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors has nominated Bony R. Dawood, Joseph W. Carroll, Thomas R. Greenfield and R. Cheston Woolard for election at the Annual Meeting to serve for a three-year period and until their respective successors have been elected and qualified. Each nominee is currently a director of PB Bankshares and Presence Bank. The Board of Directors recommends a vote “FOR” the election of the nominees.

The following sets forth certain information regarding the nominees and the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected.

	Position(s) Held With		Director	Current Term
Name	PB Bankshares	Age(1)	Since(2)	Expires
	NOMINEES
Bony R. Dawood	Director	61	2022	2025
Joseph W. Carroll	Chairman of the Board	75	2013	2025
Thomas R. Greenfield	Director	79	1997	2025
R. Cheston Woolard	Director	72	2016	2025
	CONTINUING DIRECTORS
Janak M. Amin	President and Chief Executive Officer and Director	59	2019	2026
Larry J. Constable	Director	61	2013	2026
John V. Pinno, III	Director	72	1996	2026
Spencer J. Andress	Director	75	2016	2027
Jane B. Tompkins	Director	72	2020	2027
M. Joye Wentz	Director	73	1995	2027
	EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Lindsay S. Bixler	Executive Vice President and Chief Financial Officer	41	N/A	N/A
Douglas L. Byers	Executive Vice President and Chief Banking Officer	49	N/A	N/A
William H. Sayre	Executive Vice President and Chief Credit and Chief Risk Officer	63	N/A	N/A
Larry W. Witt	Executive Vice President and Chief Information Officer	55	N/A	N/A
(1)	As of December 31, 2024.
(2)	Includes service as a trustee of Presence Bank when it was a mutual savings bank.

The Business Background of Our Nominees, Continuing Directors and Executive Officers

The business experience for the past five years of each of our nominees, continuing directors and executive officers is set forth below. With respect to nominees and continuing directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director. Each director is also a director of Presence Bank. Unless otherwise indicated, directors and executive officers have held their positions as directors and executive officers of PB Bankshares or Presence Bank for the past five years.

Nominees and Continuing Directors

Bony R. Dawood is an entrepreneurial business leader who founded Dawood Engineering over 30 years ago. Mr. Dawood leads the Dawood family of companies, focused on planning, designing and building sustainable infrastructure for public and private clients. Mr. Dawood’s diverse portfolio includes surveying, building information modeling, geographic information systems, energy, financial management, municipal, real estate, site and land development, transportation, and utility projects. Mr. Dawood has an Engineering degree from the University of Delaware. Mr. Dawood has served as a director of Presence Bank and PB Bankshares since 2022. Mr. Dawood’s business experience and contacts in the local community are among his qualifications to serve as a director.

Joseph W. Carroll is a graduate of LaSalle College and Villanova School of Law. He was a member of the Chester County District Attorney’s Office for over 35 years in various capacities, including serving as Chester County District Attorney from 2002 until his retirement in 2012. He has been in private law practice since 2012 until his retirement in 2024. Mr. Carroll also served as Interim President of Presence Bank from January 2019 to September 2019. A lifelong resident of Chester County, Mr. Carroll has served on the boards of United Way of Chester County, The Crime Victim Center of Chester County and several other charitable organizations. Mr. Carroll has served as a director of Presence Bank since

2013, PB Bankshares since inception in 2021 and as the Chairman of the Board since 2015. Mr. Carroll’s business, legal and administrative experience and contacts in the local community are among his qualifications to serve as a director.

Thomas R. Greenfield is a retired businessman. Mr. Greenfield has worked in many industries over the course of his career, including steel, sales, real estate, and food services. Most recently, Mr. Greenfield was self-employed as the owner of an antique lamp refurbishing company. Mr. Greenfield attended the Valley Forge Military Academy and earned his Bachelor of Arts degree in Sociology from Tusculum College. His community involvement includes the Big Brothers Program, and Sadsburyville Township Supervisor and Planning Commission. Mr. Greenfield has served as a director of Presence Bank since 1997 and PB Bankshares since inception in 2021. Mr. Greenfield’s business experience and contacts in the local community are among his qualifications to serve as a director.

R. Cheston Woolard is the Senior Partner at Woolard, Krajnik, Masciangelo, LLP, a certified public accounting firm. He has spent his entire career in the accounting profession and has guided the firm from inception and six employees to present with over 25 employees. He earned his Bachelor of Science degree in Business Administration from Waynesburg University and his Master’s Degree in Accounting and Taxation from LaSalle University. He is a member of the American Institute of CPA’s, the Pennsylvania Institute of CPA’s, and the Affordable Housing Authority of Certified Public Accountants. He previously served the community in positions including Chairman of Municipal Services Commission for West Whiteland Township, Audit Committee Chairman and Director for Alliance Bank, and Professor of Auditing at West Chester University. Mr. Woolard has served as a director of Presence Bank since 2016 and PB Bankshares since inception in 2021. Mr. Woolard’s diverse background and broad experience in public accounting enhances our Board of Directors’ oversight of financial reporting and disclosure issues, and he qualifies as an Audit Committee financial expert.

Janak M. Amin is the President, Chief Executive Officer and a director of Presence Bank and PB Bankshares. Mr. Amin leads the team at Presence Bank with values-driven principles that he has cultivated throughout two decades of executive leadership experience in the banking industry in Pennsylvania and Florida. Prior to joining Presence Bank, from 2018 to 2019, Mr. Amin served as Chief Executive Officer at LeTort Trust, an Independent Trust Company that provides personalized financial solutions to individuals, businesses and institutions. From 2016 to 2018, Mr. Amin served in various roles at Sunshine Bank, including most recently as Co-President. Mr. Amin served as a consultant to Sunshine Bank in 2015 and previously held the position of Market Chief Executive Officer for the Pennsylvania region for Susquehanna Bank from 2012 to 2014. Mr. Amin has also served in various executive positions at other financial institutions since 1997, including Tower Bancorp, Graystone Tower Bank, Graystone Financial, Sovereign Bank and Waypoint Bank. Mr. Amin is a graduate of Liverpool University (U.K.), obtained his MBA from The Pennsylvania State University and is a graduate of the Wharton School Advance Management Program. Mr. Amin currently serves on the board of Pennsylvania Bankers Services Corporation and is a member of the Philadelphia Federal Reserve Bank’s Community Depository Institutions Advisory Council. Mr. Amin provides the board with more than 25 years of banking experience in the Pennsylvania market.

Larry J. Constable is a retired entrepreneur. In 1982, Mr. Constable founded L.C. Auto Body Inc. and sold the company in 2018. Mr. Constable graduated from Octorara High School and attended Delaware Community College. Mr. Constable has participated on advisory boards for the training of youth in the collision industry through CCIU/CAT Brandywine. In 2001, he helped to establish the Parkesburg POINT Youth Center. Mr. Constable has served as board chair and volunteered at the Parkesburg POINT Youth Center for eight years and currently volunteers teaching Sunday School, leading youth retreats, and heading up an after-school Good News Club. Mr. Constable has served as a director of Presence Bank since 2013 and PB Bankshares since inception in 2021. Mr. Constable’s business experience and contacts in the local community are among his qualifications to serve as a director.

John V. Pinno, III is the owner of Pinno Preowned Vehicles, which provides used cars to the Oxford, Pennsylvania community. He has spent his 51-year career in the automobile industry, with 27 years as a Pontiac-Buick dealer. Mr. Pinno sold his business in 2008, but continues to operate Pinno Preowned Vehicles at his former location in Oxford, Pennsylvania. Mr. Pinno is the brother-in-law to Mr. Andress. Mr. Pinno has served as a director for Presence Bank since 1996 and PB Bankshares since inception in 2021. Mr. Pinno’s business experience and contacts in the local community are among his qualifications to serve as a director.

Spencer J. Andress is the founder and President of Comprehensive Planners, LTD, which provides land use planning and project management services to a wide variety of private and municipal clients. Mr. Andress is a U.S. Army veteran who retired with the rank of Chief Warrant Officer Five and earned his Bachelor of Science degree in Physics from Lincoln University. He has been active in the Oxford community, serving as a member of several organizations and in a number of elected and appointed local government positions. Mr. Andress is the brother-in-law to Mr. Pinno. Mr. Andress has served as a director of Presence Bank since 2016, PB Bankshares since inception in 2021 and as the Vice Chairman of the Board since 2018. Mr. Andress’ business and financial experience and contacts in the local community are among his qualifications to serve as a director.

Jane B. Tompkins is a retired banking executive, having spent her entire career in the banking industry. She has worked for banks of all sizes, from super-regionals to small community institutions. Generally, she has focused on lending, credit analysis and approval, and overall bank risk. Now retired, her most recent position was Chief Risk Officer at LINKBANK. From 2014 to 2018, she was the Chief Risk Officer at Sunshine Bank. She graduated with a Bachelor of Science degree from Elizabethtown College. Ms. Tompkins’ history of community service includes board positions with the Central Pennsylvania Food Bank, Harrisburg YWCA, Theatre Harrisburg, and the Humane Society of Harrisburg Area. Ms. Tompkins has served as a director of Presence Bank since 2020 and PB Bankshares since inception in 2021. Ms. Tompkins’ extensive banking experience enhances our Board’s risk management oversight and corporate governance.

M. Joye Wentz is a licensed funeral director and since 1986, has been the third-generation owner of Wentz Funeral Home, started by her grandfather in 1894. Ms. Wentz has a Bachelor’s degree in Psychology from the University of Delaware and a degree in Funeral Service from Northampton County Area Community College. Ms. Wentz is active in the community and is or has been a member and Secretary of the Rotary Club of Coatesville, the Strawberry Festival Steering Committee Advertising and Marketing Chair, and a member of the Coatesville Area Senior Center Board, Coatesville Area Partners for Progress, the Western Chester County Chamber of Commerce, and the Pennsylvania Funeral Directors Association. Ms. Wentz has served as a director of Presence Bank since 1995 and PB Bankshares since inception in 2021. Ms. Wentz’s business experience and contacts in the local community are among her qualifications to serve as a director.

Executive Officers Who Are Not Directors

Lindsay S. Bixler is the Executive Vice President and Chief Financial Officer of Presence Bank and PB Bankshares. Ms. Bixler joined Presence Bank in May 2021 and became the Chief Financial Officer in June 2021 responsible for long-term strategic planning, financial analysis, budgeting and overall accounting oversight. Ms. Bixler was a Senior Audit Manager at RKL, LLP from November 2015 until May 2021. In that position, Ms. Bixler was responsible for managing external and internal audits of financial institutions. She was previously a Senior Audit Manager at BDO LLP and a Manager at ParenteBeard LLP, where she worked on audits of financial institutions, including SEC registrants. Ms. Bixler is a certified public accountant and graduate from The Pennsylvania State University with a bachelor of science in accounting and minor in equine science. Ms. Bixler is active in the community and currently serves on a local not-for-profit board and is the treasurer for two other not-for-profit organizations.

Douglas L. Byers is the Executive Vice President and Chief Banking Officer of Presence Bank. Mr. Byers is responsible for overseeing and nurturing customer relationships and helping guide the strategic growth of Presence Bank and its people. From 2017 to 2019, Mr. Byers was the Southcentral Market Executive and Senior Vice President at First Citizens Community Bank. From 2016 to 2017, Mr. Byers was the President and Chief Executive Officer of Hamilton Bancorp. Prior to that, he was the Commercial Lending Team Leader and Senior Vice President at Northwest Savings Bank. From 2005 to 2015, Mr. Byers was the Cash Management Executive and Senior Vice President at Susquehanna Bank and banks acquired by Susquehanna. Mr. Byers earned his Bachelor of Arts degree in Business Administration from Millersville University and MBA from Lebanon Valley College. He also graduated from the American Bankers Association Stonier Graduate School of Banking with a Wharton Leadership Certificate. In addition, he completed the Certified Treasury Professional course at Villanova University. Mr. Byers serves on two non-profit boards in the Lancaster and Chester County areas and is serving a three-year term as a board member of the Pennsylvania Association of Community Bankers in 2021.

William H. Sayre is the Executive Vice President and Chief Credit and Chief Risk Officer of Presence Bank and PB Bankshares. Mr. Sayre joined Presence Bank in April 2022. Mr. Sayre is responsible for assessing and managing the risks facing the bank including credit, operational and compliance risks. Mr. Sayre has over 35 years of industry experience in a variety of lending, credit and operational roles. Mr. Sayre most recently served as the Chief Operating Officer and Chief Credit Officer for Atlantic Community Bankers Bank, having been employed there for the past 16 years. Mr. Sayre’s experience also includes senior lending and credit roles at Waypoint Bank and running the Corporate Banking division for PNC Bank in the Central Pennsylvania market. Mr. Sayre has a BA from Hamilton College and extensive post graduate course work in accounting at Villanova University.

Larry W. Witt is the Executive Vice President and Chief Information Officer of Presence Bank and PB Bankshares. Mr. Witt is responsible for developing and maintaining a robust and secure IT environment that ensures Presence Bank is meeting changing customer needs, from product and service development to process and experience improvements. Prior to joining Presence Bank in 2019, Mr. Witt was the First Vice President and Director of Technical Services at CenterState Bank, which acquired Sunshine Bank in 2018. Prior to CenterState Bank’s acquisition of Sunshine Bank, Mr. Witt was the Vice President of IT and Operations at Sunshine Bank from 2014 to 2018. Mr. Witt is a graduate of the University of South Florida with a degree in Information Technology and is a member of the ISACA Harrisburg chapter for IT professionals and on the IT Steering Committee for the Pennsylvania Bankers Association.

Board Independence

The Board of Directors of PB Bankshares has determined that each of our directors, with the exception of President and Chief Executive Officer Janak M. Amin, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Amin is not independent because he is one of our executive officers. In evaluating the independence of our independent directors, we found no transactions between Presence Bank and our independent directors that are not required to be reported under “—Transactions With Certain Related Persons,” and that had an impact on our determination as to the independence of our directors.

Board Leadership Structure and Risk Oversight

The Board of Directors currently separates the positions of Chairman of the Board and Chief Executive Officer. Our Board of Directors is chaired by Joseph W. Carroll, who is an independent director. This ensures a greater role for the independent directors in the oversight of PB Bankshares, Inc. and Presence Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. We believe that our leadership structure, in which the roles of Chairman and Chief Executive Officer are separate, together with experienced and engaged independent directors and independent key committees, will be effective and is the optimal structure for PB Bankshares and its stockholders at this time.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

●	a majority independent Board of Directors;
●	periodic meetings of the independent directors; and
●	an annual performance evaluation of the President and Chief Executive Officer by the Compensation Committee.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect PB Bankshares. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within PB Bankshares. Risks relating to the direct operations of Presence Bank are further overseen by the Board of Directors of

Presence Bank, all of whom are the same individuals who serve on the Board of Directors of PB Bankshares. The Board of Directors of Presence Bank also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of PB Bankshares and Presence Bank such as lending, risk management, asset/liability management, investment management and others.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Delinquent Section 16(a) Reports

Our common stock is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our executive officers and directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of the common stock. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner of our common stock to file a Form 3, 4, or 5 on a timely basis. Based on our review of ownership reports required to be filed during the year ended December 31, 2024, we believe that no executive officer, director or 10% beneficial owner of our shares of common stock failed to file an ownership report on a timely basis.

Code of Ethics for Senior Officers

PB Bankshares has adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available at the Corporate Information page on our website at ir.presencebank.com under “Governance Documents.” Amendments to, and waivers from, the Code of Ethics will also be disclosed on our website.

Insider Trading Policy

PB Bankshares has adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees as well as by PB Bankshares itself that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NASDAQ exchange listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to PB Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2024.

Anti-Hedging Policy

PB Bankshares’ anti-hedging and anti-pledging provisions are covered in its Insider Trading Policy. Under the policy, directors and executive officers are prohibited from engaging in short sales of PB Bankshares stock, and unless specifically approved by the Board of Directors, from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on PB Bankshares stock including any hedging, monetization or similar transactions designed to decrease the risks associated with holding PB Bankshares stock. The Board of Directors has not approved and does not intend to approve such a program. In addition, directors and executive officers are generally prohibited from pledging PB Bankshares stock as collateral for any loan or holding PB Bankshares stock in a margin account. The Board of Directors may approve an exception to this policy for a pledge of PB Bankshares stock as collateral for a loan from a third party (not including margin debt) where the borrower clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. The Board of Directors has not approved any such exception to its policy.

Attendance at Annual Meetings of Stockholders

PB Bankshares does not have a written policy regarding director attendance at Annual Meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All 10 current Directors attended the 2024 Annual Meeting of Stockholders.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: PB Bankshares, Inc., 185 E. Lincoln Highway, Coatesville, Pennsylvania 19320, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about PB Bankshares or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

Meetings and Committees of the Board of Directors

The business of PB Bankshares is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of PB Bankshares are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Board of Directors of PB Bankshares and Presence Bank held 10 regular meetings during the year ended December 31, 2024. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he/she has been a director); and (ii) the total number of meetings held by all committees on which he/she served (during the periods that he/she served). In 2024, all Board members attended 100% of Board meetings.

Audit Committee. The Audit Committee consisted of Mr. Woolard, Chairman, Mr. Andress, Mr. Carroll, Mr. Dawood and Ms. Wentz. The Audit Committee meets with the independent registered public accounting firm to review quarterly and annual filings, the results of the annual audit and other related matters. The Audit Committee met five times in 2024. Each member of the Audit Committee is “independent” as defined in the listing standards of NASDAQ and SEC Rule 10A(m)-3. The Board of Directors has determined that Mr. Woolard qualifies as an Audit Committee financial expert serving on the committee. Mr. Woolard meets the criteria including for independence established by the Securities and Exchange Commission and NASDAQ.

The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The committee also receives and reviews the reports and findings and other information presented to them by PB Bankshares’ officers regarding financial reporting policies and practices. The Audit Committee also reviews the performance of PB Bankshares’ independent registered public accounting firm, the internal audit function and oversees policies associated with financial risk assessment and risk management. The Audit Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at ir.presencebank.com.

Compensation Committee. The Compensation Committee was comprised of Directors Ms. Tompkins, Chairperson, Mr. Carroll, Mr. Greenfield, Mr. Pinno and Ms. Wentz. The Compensation Committee of PB Bankshares met one time during the year ended December 31, 2024.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, to oversee PB Bankshares’ compensation equity and incentive plans, policies and programs, and to oversee PB Bankshares’ management development and succession plans for executive officers. PB Bankshares’ Chief Executive Officer will not be present during any committee deliberations or voting with respect to his compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

The Compensation Committee operates under a written charter which is available on our website at ir.presencebank.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our stockholders.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of PB Bankshares and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee did not engage a compensation advisor during 2024.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Directors Mr. Pinno, Chairman, Mr. Carroll, Mr. Constable, Mr. Greenfield and Mr. Woolard. The Nominating and Corporate Governance Committee of PB Bankshares met one time during the year ended December 31, 2024. The committee seeks Board members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Board of Directors also seeks directors who can continue to strengthen Presence Bank’s position in its community and can assist Presence Bank with business development through business and other community contacts. A candidate must meet the eligibility requirements set forth in our Bylaws, which include an age limitation provision, a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. The Nominating and Corporate Governance Committee operates under a written charter which is available on our website at ir.presencebank.com.

The committee considers the following criteria in evaluating and selecting candidates for nomination:

●	Contribution to Board – PB Bankshares endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the committee will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The committee will also take into consideration the number of public company boards of directors, other than PB Bankshares, and committees thereof, on which the candidate serves. The committee will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than two public companies other than PB Bankshares, it being the policy of PB Bankshares to limit public company directorships to two companies other than PB Bankshares.
●	Experience – PB Bankshares is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of PB Bankshares’ business, the committee will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.
●	Familiarity with and Participation in Local Community – PB Bankshares is a community-orientated organization that serves the needs of local consumers and businesses. In connection with the local character of PB Bankshares’ business, the committee will consider a candidate’s familiarity with PB Bankshares’ market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in PB Bankshares’ market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.
●	Integrity – Due to the nature of the financial services provided by PB Bankshares and its subsidiaries, PB Bankshares is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the committee will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under PB Bankshares’ Bylaws.
●	Stockholder Interests and Dedication – A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of PB Bankshares and its stockholders. In connection with such obligation, the committee will consider a candidate’s ability to represent the best long-term interests of PB Bankshares and its stockholders, including past service with PB Bankshares or Presence Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.
●	Independence – The committee will consider the absence or presence of material relationships between a candidate and PB Bankshares (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the committee will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and applicable listing standards). If PB Bankshares should adopt independence standards other than those set forth in the Nasdaq Stock Market listing standards, the committee will consider the candidate’s potential independence under such other standards.
●	Gender and Ethnic Diversity – The committee understands the importance and value of gender and ethnic diversity on the Board of Directors and will consider highly qualified women and individuals from minority groups to include in the pool from which candidates are chosen.
●	Additional Factors – The committee will also consider any other factors it deems relevant to a candidate’s nomination that are consistent with our policies and strategic plan and the Board of Directors’ goal of promoting the long-term success of PB Bankshares and providing value to its stockholders. The committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to PB Bankshares’ business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the committee decides not to re-nominate a member for re-election, the Board of Directors would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended December 31, 2024 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 185 E. Lincoln Highway, Coatesville, Pennsylvania 19320. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to PB Bankshares’ Corporate Secretary and such communication must include:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;
●	The name and address of the stockholder as they appear on PB Bankshares’ books, and of the beneficial owner, if any, on whose behalf the nomination is made;
●	The class or series and number of shares of PB Bankshares’ capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;
●	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;
●	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;
●	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate and the number of shares of common stock of PB Bankshares that are owned by the candidate;
●	The candidate’s written consent to serve as a director;
●	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on PB Bankshares’ Board of Directors; and
●	Such other information regarding the candidate or the stockholder as would be required to be included in PB Bankshares’ proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s Annual Meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the Annual Meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s Annual Meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of PB Bankshares no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by PB Bankshares) of the date of the Annual Meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of PB Bankshares. See “Stockholder Proposals and Nominations.”

Audit Committee Report

The Audit Committee has issued a report that states as follows:

●	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2024;
●	We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
●	We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PB Bankshares specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

R. Cheston Woolard (Chairman)

Spencer J. Andress

Joseph W. Carroll

Bony R. Dawood

M. Joye Wentz

Transactions With Certain Related Persons

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Presence Bank. The Sarbanes-Oxley Act does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Presence Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

All loans made by Presence Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Presence Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. Presence Bank is in compliance with federal regulations with respect to its loans and extensions of credit to executive officers and directors. The aggregate amount of our loans to our executive officers, directors and their related parties was $4.6 million at December 31, 2024. As of December 31, 2024, these loans were performing according to their original repayment terms.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before PB Bankshares.

Executive Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer, Janak M. Amin, Douglas L. Byers, who serves as our Executive Vice President and Chief Banking Officer and William H. Sayre, who serves as our Executive Vice President and Chief Credit and Risk Officer, for the year ended December 31, 2024. Each individual listed in the table is referred to as a Named Executive Officer.

Summary Compensation Table
						Non-Equity
				Option	Stock	Incentive	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)(1)	($)
Janak M. Amin	2024	349,800	139,920	—	—	—	141,031	630,751
President and Chief Executive Officer	2023	330,000	177,000	—	—	—	131,682	638,682

Douglas L. Byers	2024	212,130	42,426	—	—	—	55,938	310,494
Executive Vice President and Chief Banking Officer	2023	203,775	61,133	—	—	—	54,337	319,245

William H. Sayre	2024	250,204	50,041	—	—	—	65,292	365,537
Executive Vice President and Chief Credit and Risk Officer	2023	240,350	72,105	—	—	—	62,293	374,748
(1)	The compensation represented by the amounts for 2024 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table.

		ESOP			Medical and
	401(k) Plan	Contributions	SERP	Automobile	Seminar	Total All Other
	Contributions	(a)	Contributions	Usage	Reimbursement	Compensation
Janak M. Amin	$14,942	$18,441	$104,940	$1,658	$1,050	$141,031

Douglas L. Byers	$9,641	$10,520	$31,819	$1,908	$2,050	$55,938

William H. Sayre	$13,142	$13,419	$37,531	$—	$1,200	$65,292
(a)	Based on PB Bankshares’ closing stock price of $15.28 on December 31, 2024.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2024 for the Named Executive Officers. All equity awards reflected in this table were granted pursuant to our 2022 Equity Incentive Plan, described below.

	Option awards					Stock awards
	Number of	Number of	Equity incentive			Number of	Market value
	securities	securities	plan awards: number			shares	of shares or
	underlying	underlying	of securities			or units of	units of
	unexercised	unexercised	underlying	Option	Option	stock that	stock that
	options (#)	options (#)	unexersiable	exercise	expiration	have not	have not
Name	exercisable (1)	unexercisable (1)	unearned options (#)	price ($)	date	vested (#)(2)	vested ($)(3)
Janak M. Amin	27,768	41,652	—	$12.28	11/14/2032	16,663	$254,611

Douglas L. Byers	11,699	17,548	—	$12.28	11/14/2032	7,866	$120,192

William H. Sayre	7,751	11,626	—	$12.28	11/14/2032	3,780	$57,758

(1)	Options vest in five equal annual installments commencing on November 14, 2023.
(2)	Stock awards vest in five equal annual installments commencing on November 14, 2023.
(3)	Based on the $15.28 per share trading price of PB Bankshares common stock on December 31, 2024.

2022 Equity Incentive Plan.   PB Bankshares has adopted the PB Bankshares, Inc. 2022 Equity Incentive Plan (“2022 Equity Incentive Plan”), which was approved by stockholders in September 2022. Employees and directors of PB Bankshares, Presence Bank or its subsidiaries are eligible to receive awards under the 2022 Equity Incentive Plan. Subject to permitted adjustments for certain corporate transactions, the 2022 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 388,815 shares of PB Bankshares common stock pursuant to grants of incentive and non-qualified stock options and restricted stock awards and restricted stock units. Of this number, the maximum number of shares of PB Bankshares common stock that may be issued under the 2022 Equity Incentive Plan pursuant to the exercise of stock options is 277,725 shares, and the maximum number of shares of PB Bankshares common stock that may be issued as restricted stock awards or restricted stock units is 111,090 shares. A total of 266,072 stock options and 108,115 restricted stock shares were awarded by the Compensation Committee under the 2022 Equity Incentive Plan during 2022. A total of 1,000 stock options were awarded under the 2022 Equity Incentive Plan during 2023. A total of 2,975 stock options were awarded under the 2022 Equity Incentive Plan during 2024. As of December 31, 2024, no stock options and no restricted stock awards or restricted stock units remained available to issue.

Policies and Practices Related to the Grant of Stock Options. The Compensation Committee and the Board of Directors have developed a practice of not granting stock options to executive officers during closed quarterly trading windows as determined under PB Bankshares’ insider trading policy. Consequently, PB Bankshares does not expect to grant, any stock options to any named executive officers within four business days preceding or one business day after the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board of Directors do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information in order to impact the value of executive compensation. PB Bankshares did not grant any stock options to its executive officers, including the named executive officers, during the year ended December 31, 2024.

Employment Agreement

Presence Bank has entered into an employment agreement with Mr. Amin. The employment agreement has a term of three years. The term of the employment agreement extends automatically for one additional year on the anniversary of the effective date of the agreement, so that the remaining term is again three years, unless either Presence Bank or Mr. Amin give notice to the other of non-renewal. At least 30 days prior to the anniversary date of the employment agreement, the disinterested members of the Board of Directors of Presence Bank conduct a comprehensive evaluation and review of Mr. Amin’s performance for purposes of determining whether to take action to not renew the employment agreement. Notwithstanding the foregoing, in the event PB Bankshares or Presence Bank enters into a transaction that would constitute a change in control, as defined under the employment agreement, the term of the agreement would automatically extend so that it would expire no sooner than two years following the effective date of the change in control.

The employment agreement specifies Mr. Amin’s base salary, which is currently $349,800. The Board of Directors of Presence Bank or the Compensation Committee may increase, but not decrease, Mr. Amin’s base salary. In addition to the base salary, the agreement provides that Mr. Amin will participate in any bonus plan or arrangement of Presence Bank in which senior management is eligible to participate and/or may receive a bonus on a discretionary basis, as determined by the Compensation Committee. Mr. Amin is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Presence Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties with Presence Bank, including use of bank-owned or leased automobile.

Presence Bank may terminate Mr. Amin’s employment, or Mr. Amin may resign from his employment, at any time with or without good reason. In the event Presence Bank terminates Mr. Amin’s employment without cause or Mr. Amin voluntary resigns for “good reason” (i.e., a “qualifying termination event”), Presence Bank will pay Mr. Amin severance equal to the base salary and bonuses (based on the highest bonus for the three most recently completed calendar years prior to his date of termination) he would have received during the remaining term of the employment agreement. In addition,

Mr. Amin will receive a cash payment equal the value of twenty-four months of continued non-taxable medical and dental coverage substantially comparable to the coverage maintained for the executive and his dependents immediately prior to his termination.

If a qualifying termination event occurs at or within two years following a change in control of PB Bankshares or Presence Bank, Mr. Amin would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of (i) his base salary in effect as of the date of termination or immediately prior to the change in control, whichever is higher, and (ii) and highest annual cash bonus earned for the calendar year in which the change in control occurs or for any of the three most recently completed calendar years prior to the change in control. In addition, Mr. Amin would receive a cash payment equal to the value of twenty-four months of continued non-taxable medical and dental coverage substantially comparable to the coverage maintained for him and his dependents immediately prior to his termination. Presence Bank or its successor will make the payments to Mr. Amin in a lump sum within 30 days following his termination of employment.

The employment agreement terminates upon Mr. Amin’s death or disability. Upon termination of employment (other than a termination in connection with a change in control), Mr. Amin will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreements

Presence Bank has entered into change in control agreements with Messrs. Byers and Sayre. The change in control agreements have terms of two years. The term of each change in control agreement automatically extends for one additional year on each anniversary of the effective date of the agreement, so that the remaining term is again two years, unless either Presence Bank or the executive gives the other party a notice of non-renewal. Notwithstanding the foregoing, in the event PB Bankshares or Presence Bank enters into a transaction that would constitute a change in control, as defined under the agreements, the term of the agreements would automatically extend so that they would expire no sooner than two years following the effective date of the change in control.

In the event Presence Bank (or its successor) terminates the executive’s employment (other than for cause) or the executive terminates his employment for “good reason,” in either case at or following a change in control of PB Bankshares or Presence Bank, the executive would be entitled to a severance payment equal to two times the sum of (i) the executive’s base salary in effect as of the date of termination or immediately prior to the change in control, whichever is higher, and (ii) the highest annual bonus earned by the executive for the calendar year in which the change in control occurs or for the three most recently completed calendar years prior to the change in control. The severance benefit would be paid to the executive in a lump sum within 30 days following the executive’s date of termination. In addition, each executive would receive 12 monthly COBRA premium reimbursement payments to the extent the executive elects COBRA for continued health care coverage.

Executive Deferred Compensation Plan

Presence Bank entered into an Executive Deferred Compensation Plan (“EDC Plan”) for certain key members of the management team. The purpose of the EDC Plan is to provide tax planning opportunities with certain key members of the management team by means of a non-qualified deferred compensation plan. The Named Executive Officers are all eligible to participate in the EDC Plan. Messrs. Amin, Byers and Sayre participated in the EDC Plan during 2024.

Under the EDC Plan, participants may annually elect to defer the payment of a portion of their base salary and bonuses by filing a deferral election form with the plan administrator, setting forth the amount of the deferral and its duration. Presence Bank may, in its discretion, also make contributions to a participant’s deferral account.  Participants are 100% vested at all times in their elective deferrals and any contributions made by Presence Bank.  As of the last day of the EDC Plan year, Presence Bank will credit interest to participant’s deferral accounts at an annual rate equal to 5% (or any other rate subsequently established by the Board of Directors).

Benefits under the EDC Plan will generally be paid to participants upon their separation from service.  Distributions will also be made to participants in the event of death, “disability” or a “change in control” if one of those events occurs prior to the participant attaining age 65 (as each of those terms are defined in the EDC Plan). Benefits will be distributed either in a lump sum or in monthly installments over a period of 10 years, as elected by the participant and set forth in the EDC Plan.  Payment of benefits will be made or commence within 30 days of the event triggering the distribution.  In limited circumstances, participants may also take distributions from the EDC Plan if they incur an unforeseeable emergency.

In the event a participant is considered a “specified employee” (as defined in the EDC Plan) at the time of separation from service, any payment due under the EDC Plan (other than due to disability or death) will be paid on the first day of the seventh month after the participant’s separation from service.

Supplemental Executive Retirement Plans

Presence Bank entered into Supplemental Executive Retirement Plans (“SERPs”) with each of Messrs. Amin and Byers in 2020 and Mr. Sayre in 2022. In 2024, Presence Bank credited a contribution equal to a percentage of the executive’s salary (30% in the case of Mr. Amin and 15% in the case of Messrs. Byers and Sayre), plus an amount attributable to earnings on those amounts, to an account for the benefit of the executives under the SERPs. The amounts credited to the executives’ accounts will earn an annual rate of interest equal to two percent (2%), compounded monthly.

Each executive vests in his account under the SERP over a five-year period; at the rate of 20% per year. Each executive also becomes 100% vested in his account balance in the event of death, disability, a change in control or an involuntary termination of service prior to age 65. The benefits under the SERPs are normally paid upon a separation from service in 180 monthly installments. The benefit is also paid in 180 monthly installments upon the executive’s disability. If the executive dies prior to a separation from service, the executive’s beneficiary will receive the account balance, plus an amount equal to the contributions and earnings credited to the executive’s account over the preceding 24 months, in 180 monthly installments. If the executive dies after the benefit payments have commenced, the executive’s beneficiary will continue to receive the benefits at the same time and in the same amounts the benefits would have been paid to the executive had he survived. In the event of a change in control prior to the executive attaining age 65, the executive will receive a lump sum payment of the account balance plus an amount equal to the contributions and earnings credited to the executive’s account over the preceding 24 months. The executives will forfeit all benefits under the SERPs if their employment is terminated for cause.

Bonuses

The Board of Directors has the authority to award discretionary bonus payments to the Named Executive Officers. While strict numerical formulas are not used to quantify the Named Executive Officers’ bonus payments, both company-wide and individually-based performance objectives are used to determine bonus payments. Company-wide performance objectives focus on earnings, growth, expense control and asset quality, which are customary metrics used by similarly-situated financial institutions in measuring performance. Individually-based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation. Both the company-wide and individually-based performance objectives are evaluated by the Board of Directors on an annual basis and also as a trend of performance measured over the prior three years. The Board of Directors also takes into consideration outside factors that impact our performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our primary market area.

For the year ended December 31, 2024, bonuses for the Named Executive Officers ranged from 20% to 40% of their salary.

Benefit Plans

401(k) Plan. Presence Bank sponsors the Presence Bank 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”). The Named Executive Officers participate in the 401(k) Plan on the same terms as other employees. For the year ended December 31, 2024, Presence Bank made a discretionary matching contribution of 100% of an employee’s contribution up to 3% of eligible compensation and 50% of an employee’s contribution for the next 2% of eligible compensation and a profit-sharing contribution equal to 2% of each participant’s eligible compensation.

Employee Stock Ownership Plan. Presence Bank sponsors the Presence Bank Employee Stock Ownership Plan (the “ESOP”) for eligible employees. The Named Executive Officers participate in the ESOP on the same terms as other employees.

The ESOP trustee purchased, on behalf of the ESOP, 222,180 shares of PB Bankshares common stock. The ESOP funded the stock purchase with a loan from PB Bankshares equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Presence Bank’s contribution to the ESOP and dividends payable on common stock held by the ESOP, if any, over the anticipated 20-year term of the loan. The trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as the loan is repaid. The trustee allocates the shares released among participants on the basis of each participant’s proportional share of compensation relative to the total aggregate compensation paid to all participants.

Director Compensation

The following table sets forth for the year ended December 31, 2024 certain information as to the total remuneration we paid to our directors other than Janak M. Amin. Mr. Amin does not receive fees for serving as a director.

Director Compensation Table
	Fees earned
	or paid in	Option	Stock	All Other
	cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)(1)	($)(2)	($)
Spencer J. Andress	30,000	—	—	—	30,000
Joseph W. Carroll	60,000	—	—	—	60,000
Larry J. Constable	30,000	—	—	—	30,000
Bony R. Dawood	30,000	—	—	—	30,000
Thomas R. Greenfield	30,000	—	—	—	30,000
John V. Pinno, III	30,000	—	—	—	30,000
Jane B. Tompkins	30,000	—	—	—	30,000
M. Joye Wentz	30,000	—	—	—	30,000
R. Cheston Woolard	30,000	—	—	—	30,000
(1)	The outstanding aggregate number of option awards for each non-employee director (other than Directors Carroll and Dawood) as of December 31, 2024 was 7,500. The outstanding aggregate number of stock awards for each non-employee director (other than Directors Carroll and Dawood) as of December 31, 2024 was 1,800 shares. Director Carroll held 11,377 stock option awards and 2,731 stock awards at December 31, 2024.
(2)	For the year ended December 31, 2024, no director had perquisites, the aggregate value of which exceeded $10,000.

Director Fees

During the fiscal year ended December 31, 2024, each non-executive director was paid $2,500 monthly for service to the board. During the fiscal year ended December 31, 2024, the Chairman was paid $5,000 monthly for service to the board.

Each person who serves as a director of PB Bankshares also serves as a director of Presence Bank and earns fees only in his or her capacity as a board member of Presence Bank.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of PB Bankshares has approved the engagement of Yount, Hyde & Barbour, P.C. to be our independent registered public accounting firm for the year ending December 31, 2025, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Yount, Hyde & Barbour, P.C. for the year ending December 31, 2025. A representative of Yount, Hyde & Barbour, P.C. is expected to attend the Annual Meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Yount, Hyde & Barbour, P.C. is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of PB Bankshares and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Yount, Hyde & Barbour, P.C. for the years ended December 31, 2024 and 2023.

	Year Ended	Year Ended
	December 31, 2024	December 31, 2023
Audit Fees	$106,803	$100,897
Audit-Related Fees	$—	$—
Tax Fees	$14,200	$12,888
All Other Fees	$—	$—

Audit Fees. Yount, Hyde & Barbour, P.C. billed us a total of $106,803 and $100,897 for 2024 and 2023, respectively, for professional services for the audit of PB Bankshares’ annual consolidated financial statements, statutory and regulatory filing requirements for limited review of quarterly condensed consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission and consent procedures for the Form S-8 filing, including out-of-pocket expenses.

Audit-Related Fees. There were no audit-related fees billed by Yount, Hyde & Barbour, P.C. during the years ended December 31, 2024 and 2023.

Tax Fees. Tax fees include the aggregate fees billed for provisional services rendered for tax compliance, tax advice and tax planning by Yount, Hyde & Barbour, P.C. during the years ended December 31, 2024 and 2023.

All Other Fees. There were no other fees billed by Yount, Hyde & Barbour, P.C. during the years ended December 31, 2024 and 2023.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services, is compatible with maintaining the independence of Yount, Hyde & Barbour, P.C. The Audit Committee concluded that performing such services does not affect the independence of Yount, Hyde & Barbour, P.C. in performing its function as our independent registered public accounting firm.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of tax fees billed and paid during the years ended December 31, 2024 and 2023.

The Board of Directors recommends a vote “FOR” the ratification of Yount, Hyde & Barbour, P.C. as independent registered public accounting firm for the year ending December 31, 2025.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in the proxy materials for our 2026 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at PB Bankshares’ executive office, 185 E. Lincoln Highway, Coatesville, Pennsylvania 19320, no later than December 24, 2025. If the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the PB Bankshares’ Annual Meeting of stockholders to be held in 2026 must give PB Bankshares notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s Annual Meeting. This deadline is March 30, 2026.

In addition to the requirement set forth under SEC Rule 14a-19, our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors to be brought before an Annual Meeting of stockholders. In order for a stockholder of record to properly bring business before an Annual Meeting, or to propose a nominee to the board of directors, our Corporate Secretary must receive written notice not earlier than the 100th day nor later than the 90th day prior to the anniversary date of the prior year’s Annual Meeting; provided, however, that in the event the date of the Annual Meeting is advanced more than 30 days prior to the anniversary of the preceding year’s Annual Meeting, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (ii) the name and address of such stockholder as they appear on the our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on our Board of Directors; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of our Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2026 Annual Meeting of stockholders is expected to be held May 27, 2026. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next Annual Meeting must be given to us no earlier than February 16, 2026 and no later than February 26, 2026. If notice is received before February 16, 2026 or after

February 26, 2026, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

A COPY OF PB BANKSHARES’ ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2024 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 185 E. LINCOLN HIGHWAY, COATESVILLE, PENNSYLVANIA 19320 OR BY CALLING (610) 384-8282.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

PB Bankshares’ Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2024 Annual Report are each available on the Internet at https://www.cstproxy.com/pbbankshares/2025.

By Order of the Board of Directors

Mackenzie Jackson
Corporate Secretary

Coatesville, Pennsylvania

April 23, 2025

2025 PB BANKSHARES, INC.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Signature________________________________ Signature, if held jointly___________________________________ Date__________, 2025. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes like this X 196936 PB Bankshares Proxy Card Front CONTROL NUMBER (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” PROPOSAL 2. CONTROL NUMBER PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Local Time, on May 27, 2025. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet, Smartphone or Tablet - QUICK  EASY This Proxy is Solicited On Behalf Of The Board Of Directors 1. Election of Directors (1) Bony R. Dawood (2) Joseph W. Carroll (3) Thomas R. Greenfield (4) R. Cheston Woolard 2. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for the year ending December 31, 2025. FOR all FOR AGAINST ABSTAIN Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)

2025  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PB BANKSHARES, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 196936 PB Bankshares Proxy Card Back Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders The 2025 Proxy Statement and the 2024 Annual Report to Stockholders are available at: https://www.cstproxy.com/pbbankshares/2025 The undersigned appoints William H. Sayre and Lindsay S. Bixler, and each of them, as proxies, each with the power to appoint his/her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of PB Bankshares, Inc. held of record by the undersigned at the close of business on April 8, 2025 at the Annual Meeting of Stockholders of PB Bankshares, Inc. to be held on May 28, 2025, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)